Exhibit 32
Section 1350 Certification of Periodic Report (pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
CERTIFICATION OF PERIODIC REPORT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Ralph W. Babb, Jr., Chairman and Chief Executive Officer, and David E. Duprey, Executive Vice President and Chief Financial Officer, of Comerica Incorporated (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 1, 2016	/s/ Ralph W. Babb, Jr.
Ralph W. Babb, Jr.
Chairman and
Chief Executive Officer

/s/ David E. Duprey
David E. Duprey
Executive Vice President and
Chief Financial Officer